UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 2, 2006

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 3, 2006, Lyondell Chemical Company (“Lyondell”) announced the completion of its cash tender offer for its 9.625%, Series A, Senior Secured Notes due 2007 (“Notes”). The tender offer expired at 12:00 midnight ET on Monday, Oct. 2, 2006, with approximately $762 million in aggregate principal amount of Notes tendered and accepted for purchase, representing approximately 90% of outstanding Notes.

On October 6, 2006, Lyondell called the remaining $87.05 million of the Notes. The Notes will be redeemed and the redemption price paid on November 6, 2006. The redemption price will be determined three business days prior to November 6, 2006 at the make-whole price, as defined in the indenture governing the Notes.

The press releases are being filed with this Current Report on Form 8-K as Exhibits 99.1 and 99.2.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release

99.2	Press Release

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President and General Counsel

Date: October 6, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release

99.2	Press Release